UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2015
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2015, the Board of Directors of Highlands Bankshares, Inc. (the “Company”) appointed Timothy K. Schools as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Highlands Union Bank (the “Bank”), subject to regulatory approval.  Mr. Schools also was appointed to the Boards of Directors of the Company and the Bank on November 11, 2015 subject to regulatory approval.

Mr. Schools, age 45, served as Chief Strategy Officer at United Community Bank from January 2013 through September 2015 and as Regional President of North Carolina and Tennessee from November 2011 through 2012. Previously, he served as President of American Savings Bank, F.S.B. from 2008 to 2010 and as Chief Operating Officer from 2007 to 2008.  He was Chief Financial Officer of South Financial Group, Inc. from 2004 through 2007.

Mr. Schools will receive a base salary of $300,000 and will be eligible to receive bonuses based on ranges and goals to be established by the Company.  In addition, the Company will award options to purchase 100,000 shares of the Company’s common stock to Mr. Schools.  Mr. Schools will be eligible for reimbursement for certain business expenses, including up to $25,000 of actual relocation expenses.  The Company and Mr. Schools also expect to enter into an agreement that will set forth the these terms and, subject to regulatory approval, will provide for (i) base salary continuation and benefits for the remaining term of such agreement if he is terminated without cause or resigns for good reason and (ii) an amount equal to three times the sum of his then-current annual salary and his average bonus for the three years preceding termination if he is terminated without cause or resigns for good reason within 12 months following a change in control of the Company.

Samuel L. Neese, who had previously announced that he would be taking a temporary medical leave of absence as Executive Vice President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank, notified the Board of Directors on November 11, 2015 of his resignation from those positions and as a director of the Company and the Bank. Robert M. Little, Jr.,  temporarily had been serving as interim Chief Executive Officer of the Company and will resume his role as Chief Financial Officer of the Company and Vice President of Accounting of the Bank.  James R. Edmondson temporarily had been serving as interim Chief Executive Officer of the Bank and will resume his role as Vice President of Accounting of the Company and Chief Financial Officer of the Bank.

Charles P. Olinger, a member of the Company’s Board of Directors, previously had served as a non-employee President of the Company.  In connection with Mr. Schools’ appointment, Mr. Olinger will no longer serve in that role.

A copy of the press release announcing Mr. Schools’ appointment is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(d)                           Exhibits.
Exhibit No.	Description

99.1	Press Release, dated November 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

November 12, 2015	By:	/s/ Robert M. Little, Jr.
Robert M. Little, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 12, 2015